Exhibit 10.7
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                      NON-NEGOTIABLE DEMAND PROMISSORY NOTE
                      -------------------------------------


CDN$10,000.00                                               October 20, 2003

FOR VALUE RECEIVED, the undersigned, STELLAR RESOURCES LTD, a Nevada corporation ("Maker"), hereby promises to pay to LUIGI RISPOLI (referred to herein as "Payee"), the principal amount of Ten Thousand Dollars ($10,000.00), in lawful money of the Canada, together with interest (calculated on the basis of a 365 or 366-day year, as appropriate), on the unpaid principal balance from day-to-day remaining, computed from the date of this Promissory Note until that principal amount is paid completely, at the rate per annum which shall from day-to-day be equal to the variable rate of interest per annum established on the date of this Promissory Note by Bank of Canada as its prime rate per annum less two percent (2%).

This Promissory Note has been executed and delivered and is subject to the terms and conditions of this Promissory Note. Capitalized terms used in this Promissory Note without definition shall have the respective meanings set forth herein.

                                   ARTICLE I.
                                   ----------
                                    PAYMENTS
                                    --------

     1.1  Principal  and  Interest.  The  principal  amount  evidenced  by  this
     ------------------------------
Promissory Note and all interest accrued thereon shall be due and payable upon demand.

     1.2  Manner of  Payment.  Payment  of the  indebtedness  evidenced  by this
     ------------------------
Promissory Note shall be paid by certified cheque, bank draft or money order, as Payee shall designate to Maker in writing. If payment of the indebtedness evidenced by this Promissory Note is due on a day, which is not a Business Day, such payment shall be due on the next succeeding Business Day, and such extension of time shall be taken into account in calculating the amount of interest payable pursuant to this Promissory Note. "Business Day" means any day other than a Saturday, Sunday or legal holiday in the State of Nevada.

     1.3  Prepayment.  Maker may,  without  premium or penalty,  at any time and
     ----------------
from time to time, prepay all or any portion of the outstanding principal balance due pursuant to this Promissory Note, provided that each such prepayment is accompanied by accrued interest on the amount of principal prepaid calculated to the date of such prepayment.

                                   ARTICLE II.
                                   -----------
                                    DEFAULTS
                                    --------

     2.1  Events of Default.  The occurrence of any one or more of the following
     -----------------------
events with respect to Maker shall constitute an event of default ("Event of Default"):

     (a) In the event, pursuant to or within the meaning of the United States Bankruptcy Code or any other federal or state law relating to insolvency or relief of debtors (a "Bankruptcy Law"), Maker shall (i) commence a voluntary case or proceeding; (ii) consent to the entry of an order for relief against Maker in an involuntary case; (iii) consent to the appointment of a trustee, receiver, assignee, liquidator or similar official; (iv) make an assignment for the benefit of its creditors; or (v) admit in writing Maker's inability to pay its debts as those debts become due.

     (b) In the event, a court of competent jurisdiction enters an order or decree pursuant to any Bankruptcy Law that (i) is for relief against Maker in an involuntary case; (ii) appoints a trustee, receiver, assignee, liquidator or similar official for Maker or substantially all of Maker's properties; or (iii) orders the liquidation of Maker, and in each event the order or decree is not dismissed within 120 days.

     2.2  Notice by Maker.  Maker shall notify Payee in writing  within ten (10)
     ---------------------
days after the occurrence of any Event of Default of which Maker acquires knowledge.

     2.3  Remedies.  Upon the  occurrence  of an Event of  Default  (unless  all
     --------------
Events of Default have been cured or waived by Payee), Payee may, at its option,
(i) by written notice to Maker, declare the entire unpaid principal balance evidenced by this Promissory Note, together with all accrued interest thereon, immediately due and payable regardless of any prior forbearance, and (ii) exercise any and all rights and remedies available to Payee pursuant to applicable law, including, without limitation, the right to collect from Maker the amount due pursuant to this Promissory Note. Maker shall pay all reasonable costs and expenses incurred by or on behalf of Payee in connection with Payee's exercise of any or all of its rights and remedies pursuant to this Promissory Note, including, without limitation, reasonable attorneys' fees.








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






                                  ARTICLE III.
                                  ------------
                                  MISCELLANEOUS
                                  -------------

     3.1  Severability.  If any provision in this  Promissory Note is determined
     ------------------
by a court of competent jurisdiction to be invalid or unenforceable, the other provisions of this Promissory Note will remain in full force and effect. Any provision of this Promissory Note determined by a court of competent jurisdiction invalid or unenforceable only in part will remain in full force and effect to the extent not determined to invalid or unenforceable.

     3.2  Governing  Law. This  Promissory  Note will be governed by the laws of
     --------------------
the State of Nevada, without regard to conflicts of laws principles.

     3.3  Parties in  Interest.  This  Promissory  Note shall not be assigned or
     --------------------------
transferred by Payee without the express prior written consent of Maker, except by Will or, in default thereof, by operation of law.

     3.4  Section  Headings,  Construction.  The  headings  of  sections in this
     --------------------------------------
Promissory Note are provided for convenience only and will not affect the construction or interpretation of the provisions of this Promissory Note. All references to "section" or "sections" refer to the corresponding section or sections of this Promissory Note unless otherwise specified. All words used in this Promissory Note will be construed to be of such gender or number, as the circumstances require.

IN WITNESS WHEREOF, Maker has executed and delivered this Promissory Note as of the date first specified above.

STELLAR RESOURCES LTD.

By:   /s/ Andrew Reid
      --------------------------------------------

Its:  President


By:   /s/ Michael Rezac
      --------------------------------------------

Its:  Secretary








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